Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement on Form S-8 (File No. 33-40282) dated May 2, 1991, as amended by post-effective amendment No. 1 dated December 23, 2009, of our report dated June 25, 2010, with respect to the statement of net assets available for plan benefits of the Ensco Savings Plan as of December 31, 2009, the related statement of changes in net assets available for plan benefits for the year then ended, and the related supplemental schedule as of December 31, 2009, which report appears in the December 31, 2009, annual report on Form 11-K of the Ensco Savings Plan.

/s/ Whitley Penn LLP

Dallas, Texas
June 25, 2010

Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 25, 2009, with respect to the financial statements of the Ensco Savings Plan on Form 11-K for the year ended December 31, 2008.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Ensco plc on Form S-8 (File No. 33-40282) dated May 2, 1991, as amended by post-effective amendment No. 1 dated December 23, 2009.

/s/  Grant Thornton LLP

Dallas, Texas
June 25, 2010